Exhibit 99.1

CARBON CAPTURE USA, INC.

Audited Financial Statements

June 30, 2012

Carbon Capture USA, INC

Balance Sheet

June 30,
2012
Assets

Cash	$—
Total current assets	—
Total long-term assets	—
Total assets	$—
Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable - related party (Note 1)	250,000
Total current liabilities	250,000
Commitments and contingencies	—
Shareholders’ deficit (Notes 1 & 3)
Common stock, $.001 par value; 10,000,000 shares authorized,
5,000 shares issued and outstanding	5
Additional paid-in capital	(5)
Accumulated deficit	(250,000)
Total shareholders' deficit of the Company	(250,000)
Total liabilities and shareholders' deficit	$—

The accompanying notes are an integral part of these financial statements

Carbon Capture USA, INC

Statement of Operations

Period from
Inception
(May 25, 2012)
to
June 30,
2012
Revenue	$-
Impairment of assets	250,000
General and administrative expenses	-
Total general and administrative expenses	(250,000)
Income tax provision (Note 1)	-
Net loss	$(250,000)
Basic loss per common share (Note 1)	$(50.00)
Weighted average common shares outstanding (Note 1)	5,000

The accompanying notes are an integral part of these financial statements

Carbon Capture USA, INC

Statement of Stockholders’ Equity

	Common stock		Additional paid-in	Accumulated	Total shareholders
	Shares	Par value	capital	deficit	deficit
Balance at inception (May 25, 2012)	-	$-	-	$-	$-
May 2012, issuance of common stock to parent (Note3)	5,000	5	(5)	-	-
Net loss	-	-	-	(250,000)	(250,000)
Balance at June 30, 2012	5,000	$5	(5)	$(250,000)	$(250,000)

The accompanying notes are an integral part of these financial statements

Carbon Capture USA, INC

Statement of Cash Flows

2012
Cash flows from operating activities:
Net loss	$(250,000)
Adjustments to reconcile net loss to net cash used by operating activities:
Impairment of intellectual property (Note 4)	(250,000)
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	250,000
Net cash used in operating activities	(250,000)
Cash flows from investing activities:
Acquisition of intellectual property (Note 1)	250,000
Net cash used in investing activities	250,000
Cash flows from financing activities:
Net cash provided by financing activities	-
Net change in cash and cash equivalents	-
Cash and cash equivalents:
Beginning of period	-
End of period	$-

The accompanying notes are an integral part of these financial statements

R.R. Hawkins & Associates International, a Professional Corporation

DOMESTIC & INTERNATIONAL BUSINESS CONSULTING

A superior method to building big business…”

To the Board of Directors and Shareholders

Carbon Capture USA, Inc.

Denver, Colorado

Report of Independent Registered Public Accounting Firm

We have audited the balance sheets of Carbon Capture USA, Inc. a development stage company as of June 30, and the related statements of operations, statement of shareholders’ deficit and cash flows from May 25, 2012(date of inception to June 30, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carbon Capture USA, Inc. as of June 30, 2012, and, the results of operations, statement of shareholders’ deficit and its cash flows from May 25, 2012 (date of Inception) until June 30, 2012, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 5 to the financial statements, the Company has incurred net losses since inception, a retained deficit of $250,000 and no working capital, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ R.R. Hawkins and Associates International, a PC

September 13, 2012

Los Angeles, CA

Note 1. Business, Organization and Basis of Presentation

Carbon Capture USA, Inc. (the "Company") is a Colorado corporation formed on May 25, 2012. The Company was formed to acquire an exclusive license to certain intellectual property related to provisional patent Serial number 61/077,376 and a US Patent to be issued. The patent titled, “METHOD OF SEPARATING CARBON DIOXIDE”, relates to methods of decomposing a gaseous medium, more specifically, relating to methods of utilizing radio frequency energy to separate the elemental components of gases such as carbon dioxide.

On May 25, 2012, the Company executed a license agreement with Carbon Capture Corporation, at that date its wholly-owned parent Company, in exchange for $250,000; payable within six months from the execution date of the license agreement. The Company recorded an asset of $250,000 for the intellectual property as of the license agreement execution date.

On May 25, 2012, an Agreement Concerning the Exchange of Securities (the “Agreement”) by and among FastFunds Financial Corporation, (“FFFC”), Advanced Technology Development, Inc. ("ATD"), the Company and Carbon Capture Corporation ("CCC") was executed. ATD is a 100% wholly owned subsidiary of the FFFC. Pursuant to the Agreement, ATD acquired from CCC all of the issued and outstanding common stock of Carbon in exchange for thirty million (30,000,000) newly issued unregistered shares of FFFC common stock. ATD also assumed the unpaid license fee of $250,000 due from the Company to CCC.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of operating results for the periods presented have been made.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has incurred operating losses since inception and will require additional capital to sustain its operations for the foreseeable future. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to receive capital from its parent company to meet its obligations on a timely basis and ultimately to attain profitability through the successful commercialization of its products.

The accompanying financial statements are prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“USGAAP”).

Note 2. Summary of Significant Accounting Policies

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash equivalents at June 30, 2012 were $-0-.

Loss per Common Share

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding during the year. Diluted per share amounts are computed using the weighted average number of common shares outstanding during the year and diluted potential common shares. Diluted potential common shares consist of stock options, stock warrants and redeemable convertible stock and are calculated using the treasury stock method. As of June 30, 2012, there were no dilutive convertible common shares outstanding.

Long-lived assets:

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. During the period ended June 30, 2012, management determined the license agreement for our intellectual property was impaired. See Note 4, "Impairment Charge" for a description of the impairment charges recorded as of June 30, 2012.

Income Taxes

Income taxes are provided in accordance with Accounting Standard Code 740 (ASC 740), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment

Recently issued accounting pronouncements

In June 2011, the FASB issued ASU 2011-05 to require an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income, or in two separate but consecutive statements. ASU 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of equity.  ASU 2011-05 will be effective for the Company beginning February 1, 2012, and the Company will be required to apply it retrospectively. The adoption of this standard may only impact the presentation of our financial statements and will have no impact on the reported results.

In May 2011, the FASB issued new authoritative guidance to provide a consistent definition of fair value and ensure that fair value measurements and disclosure requirements are similar between GAAP and International Financial Reporting Standards. This guidance changes certain fair value measurement principles and enhances the disclosure requirements for fair value measurements. This guidance is effective for interim and annual periods beginning after December 15, 2011 and is applied prospectively. The Company does not expect that the adoption of this guidance will have a material impact on its financial statements.

The Company does not expect that adoption of these or other recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Note 3. Stockholders' Equity

The Company’s Articles of Incorporation authorize 10,000,000 shares of $0.001 par value common stock.

On May 25, 2012, we issued 5,000 shares of our common stock to our parent Carbon Capture Corporation at par value of $0.001.

Note 4. Impairment Charges

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. As of June 30, 2012, management used estimates of the present value of future cash flows (Level 3) based upon the anticipated future use of its intellectual property license agreement to determine that the carrying value of the license is not recoverable. The Company recorded an impairment charge of $250,000 in the period ended June 30, 2012, reducing the book value of the license to zero.

Note 5. Going Concern

The financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $250,000 as of June 30, 2012 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with loans from directors and/or private placement of common stock. There is no assurance that the Company will be successful in raising additional capital or in further developing its operations

Note 6. Subsequent Events

Management has determined that there are no further events subsequent to the balance sheet date that should be disclosed in these financial statements.